UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2015

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported by MGT Capital Investments, Inc. (the “Company”) in a Current Report on Form 8-K filed on June 12, 2015, MGT Sports, Inc. (“Sports”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Agreement”) with Random Outcome USA Inc., a Delaware corporation (“RO”) dated June 11, 2015. Also as previously reported by the Company in a Current Report on Form 8-K filed on July 6, 2015, Sports and RO entered into an amendment to the Agreement dated June 30, 2015 (the “Amendment”).

The parties have not been successful in reaching an agreement to extend the termination date of the Agreement beyond July 15, 2015, but the Agreement, as amended by the Amendment, remains in full force and effect until such time as either party shall decide to terminate it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Dated: July 21, 2015	By:	/s/ Robert B. Ladd
Robert B. Ladd, President and Chief Executive Officer